Exhibit 77(Q1)

Sub-Item 77Q1(d)

Amended Schedule B, dated September 29, 2017, to the Declaration of Trust, dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 26, 2017 (Accession Number 0001193125-17-294384).

Combined Amended and Restated Rule 18f-3, Multi-Class Plan, including Exhibits A and B, amended as of August 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on August 21, 2017 (Accession Number 0001193125-17-263741).